EXHIBIT 13.2

Certification by the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ping Wei, Chief Financial Officer of China Distance Education Holdings Limited (the “Company”), hereby certifies, to the best of her knowledge, that the Company’s annual report on Form 20-F for the year ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: March 16, 2009

By:	/s/ Ping Wei
Name:	Ping Wei
Title:	Chief Financial Officer